UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2016, NVR, Inc. (the “Company”) held its Annual Meeting of Shareholders. There were 3,890,187 shares of the Company’s common stock eligible to vote at the Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Dwight C. Schar	3,391,174	24,555	4,223	217,600
C.E. Andrews	3,392,954	23,235	3,763	217,600
Timothy M. Donahue	3,408,962	7,733	3,257	217,600
Thomas D. Eckert	3,406,861	9,494	3,597	217,600
Alfred E. Festa	3,387,750	27,718	4,484	217,600
Ed Grier	3,409,977	6,342	3,633	217,600
Manuel H. Johnson	3,388,005	28,317	3,630	217,600
Mel Martinez	3,406,162	8,522	5,268	217,600
William A. Moran	3,196,572	203,847	19,533	217,600
David A. Preiser	3,382,239	34,176	3,537	217,600
W. Grady Rosier	3,404,271	10,370	5,311	217,600
Paul W. Whetsell	3,406,000	10,676	3,276	217,600

2. Ratification of the appointment of KPMG LLP as Independent Auditor for 2016:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,620,042	10,923	6,587	—

3. Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,313,510	92,814	13,628	217,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 4, 2016	By:	/s/ Daniel D. Malzahn
	Name:	Daniel D. Malzahn
	Title:	Senior Vice President, Chief Financial Officer and Treasurer